                                                                    EXHIBIT 99.1

                         BON-TON INTERNAL CORRESPONDENCE

TO:            All Directors and Executive Officers

FROM:          Robert E. Stern

DIVISION:      Legal and Governmental Affairs

DATE:          November 23, 2004

RE:            RESTRICTION ON TRADING IN BON-TON STOCK

      There will be a blackout on all transactions in The Bon-Ton Stores, Inc. Retirement Contribution Plan (the "Plan") from December 23, 2004 through January 16, 2005 in order to transition to a new record keeper for the Plan.

      In accordance with the requirements of the Sarbanes-Oxley Act, YOU ARE PROHIBITED FROM PURCHASING, SELLING OR OTHERWISE ACQUIRING OR TRANSFERRING ANY SHARES OF BON-TON STOCK DURING THIS PERIOD, excepting only trades made pursuant to a 10b5-1(c) plan.

      If you have any questions concerning this notice, please contact me by telephone at (717) 751-3285 or in writing at 2801 East Market Street, York, PA 17402.

RES:css